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                                                                    Exhibit 99.1



             INTERNATIONAL BANCSHARES CORPORATION AGREES TO ACQUIRE
                    NATIONAL BANCSHARES CORPORATION OF TEXAS


LAREDO, TEXAS, July 31, 2001 - International Bancshares Corporation (NASDAQ:
IBOC) announced today that it has agreed with San Antonio-based National Bancshares Corporation of Texas (AMEX: NBT) to acquire all of National Bancshares pursuant to a cash tender offer at $24.75 per share. The Boards of both companies have approved this transaction.

The acquisition is to be accomplished through a cash tender offer for all of National Bancshares' common stock at a price of $24.75 per share. Following completion of the tender offer and necessary approvals, National Bancshares will be merged with a subsidiary of IBC, and all of the remaining National Bancshares shareholders would receive the same price paid in the tender offer in cash. The tender offer and the merger are subject to regulatory approvals and to other customary conditions, including the tender of at least two-thirds of the shares of National Bancshares.

Commenting on today's announcement, Dennis E. Nixon, Chairman and Chief Executive Officer of IBC, said: "We are delighted with the transaction because it will add strength to IBC's existing markets along with broadening its domestic and international deposit base as well as giving IBC the opportunity to gain new operational efficiencies based on a larger volume of business."

"This transaction presents a good opportunity to grow National Bancshares' operations while providing shareholders substantial value," said Marvin E. Melson, National Bancshares' President and CEO.

International Bancshares Corporation is a multi-bank holding company with $6.1 billion in assets. Headquartered in Laredo, Texas, IBC has more than 100 facilities serving 30 communities, including Houston, San Antonio, Corpus Christi, McAllen, Brownsville, Port Lavaca, Zapata and other communities throughout the Rio Grande Valley and the Texas Gulf Coast. Founded in 1979, IBC has focused on providing commercial financial services to small and medium-sized businesses in Texas and internationally, primarily in Mexico.

National Bancshares Corporation of Texas is a bank holding company incorporated in 1971. National Bancshares conducts its banking operations through 12 facilities located in South and Central Texas. At March 31, 2001, National Bancshares had assets of $606.3 million and total deposits of $534.5 million.

Sandler O'Neill & Partners, L.P. acted as financial adviser for IBC in this transaction, and Keefe, Bruyette & Woods, Inc. acted as financial adviser to National Bancshares.

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NOTICE TO READ TENDER OFFER DOCUMENTS:

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of National Bancshares. A TENDER OFFER STATEMENT ON SCHEDULE TO WILL BE FILED BY IBC AND A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL BE FILED BY NATIONAL BANCSHARES WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC). YOU ARE URGED TO READ THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC. THE TENDER OFFER STATEMENT, THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND OTHER DOCUMENTS FILED WITH THE SEC WILL CONTAIN IMPORTANT INFORMATION THAT YOU SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE TENDER OFFER AND RELATED TRANSACTIONS. YOU MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS FILED BY IBC AND NATIONAL BANCSHARES WITH THE SEC AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC BY IBC WILL BE AVAILABLE FREE OF CHARGE FROM IBC BY DIRECTING A REQUEST TO INTERNATIONAL BANCSHARES CORPORATION, 1200 SAN BERNARDO AVE., LAREDO, TEXAS 78040, ATTN: JONATHAN A. NIXON. IN ADDITION, THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND OTHER DOCUMENTS TO BE FILED WITH THE SEC BY NATIONAL BANCSHARES MAY BE OBTAINED FREE OF CHARGE FROM NATIONAL BANCSHARES BY DIRECTING A REQUEST TO NATIONAL BANCSHARES CORPORATION OF TEXAS, 12400 HIGHWAY 281 NORTH, SAN ANTONIO, TEXAS 78216, ATTN: MORRIS D. WEISS.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside our control, including but not limited to the risks described in the documents that each of IBC and National Bancshares has filed with the SEC. Investors and security holders are urged to read those documents at the SEC's web site at www.sec.gov. Those documents may also be obtained free of charge from IBC.


                                  * * * * * * *

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For more information, contact:

            Dennis E. Nixon
            Chairman and CEO
            International Bancshares Corporation
            (956) 722-7611


            Marvin E. Melson
            President and CEO
            National Bancshares Corporation of Texas
            (210) 403-4211